UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NETS Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	(See Below) (I.R.S. Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois (Address of principal executive offices)	60603 (Zip Code)

Securities to be registered pursuant to

Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:	(I.R.S. Employer Identification No.)

NETS™ FTSE CNBC Global 300 Index Fund	NYSE Arca, Inc.	26-3164927

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.     ☐

Securities Act registration statement file number to which this form relates: 333-147077.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This Registration Statement on Form 8-A/A amends the Registration Statement on Form 8-A of NETS Trust dated October 14, 2008 and filed with the Securities and Exchange Commission on October 14, 2008, by removing NETS™ BOVESPA Index Fund (Brazil) from the table of securities to be registered. No other portion of the report on Form 8-A as originally filed is being modified by this amendment.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.0001 par value, of NETS Trust (the “Trust”) to be registered hereunder is set forth in Post-Effective Amendment No. 6 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-147077; 811-22140), as filed on October 14, 2008 (“Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2. Exhibits

1. The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(2) to the Trust’s Registration Statement on Form N-1A, as filed on March 14, 2008, and is incorporated herein by reference.

2. The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-147077; 811-22140), as filed on February 13, 2008, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NETS TRUST

Date: November 12, 2008	By: /s/ Peter K. Ewing
Name: Peter K. Ewing
Title: Vice President